UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2007

Dollar General Corporation
(Exact Name of Registrant as Specified in Charter)

Tennessee	001-11421	61-0502302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Dollar General Corporation (the “Company”) is furnishing this Amendment No. 1 to the Current Report on Form 8-K furnished on April 12, 2007 (the “Original 8-K”) to furnish certain information that is being posted on the Company’s website as indicated in the Company’s press release filed as Exhibit 99 to the Original Form 8-K. Because this website disclosure includes previously non-public information about the Company’s results of operations and financial condition for the fiscal year ended February 2, 2007, this Amendment No. 1 also adds Item 2.02 to the Original 8-K.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 16, 2007, the Company posted to its website located at www.dollargeneral.com certain results of operations and financial condition for the fiscal year ended February 2, 2007. That information is included in the document attached hereto as Exhibit 99.2, is incorporated by reference as if fully set forth herein, and also is available on the “Investing—Investor Overview” section of the Company’s website under “Non-GAAP Disclosures.”

ITEM 7.01 REGULATION FD DISCLOSURE.

The information set forth above under Item 2.02 is incorporated herein by reference. In addition, the website disclosure referenced under Item 2.02 and attached as Exhibit 99.2 contains certain reconciliations of non-GAAP financial measures, as indicated in the Company’s April 12, 2007 press release furnished as Exhibit 99.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.  N/A
(b) Pro forma financial information.  N/A
(c) Shell company transactions. N/A
(d) Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2007	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release dated April 12, 2007 (incorporated by reference from Exhibit 99 of the Company’s Current Report on Form 8-K dated and filed with the SEC on April 12, 2007).

99.2	Non-GAAP Website Disclosures.